EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS 4Q EARNINGS PER SHARE OF $.62 AND A RECORD $2.67 FOR 2019
Full Year Revenues and Net Income Grow 6% to $10.7 Billion and $3.7 Billion, Respectively, Both Records
Core Net New Assets Total $211.7 Billion, Representing a 7% Organic Growth Rate

SAN FRANCISCO, January 16, 2020 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2019 was $852 million, down 9% from $935 million for the fourth quarter of 2018. Net income for the twelve months ended December 31, 2019 was a record $3.7 billion, up 6% year-over-year. The company’s financial results for the fourth quarter and full-year 2019 include acquisition-related expenses and severance charges described below.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Financial Highlights	2019	2018	Change	2019	2018	Change

Net revenues (in millions)	$2,606	$2,669	(2)%	$10,721	$10,132	6%
Net income (in millions)	$852	$935	(9)%	$3,704	$3,507	6%
Diluted earnings per common share	$.62	$.65	(5)%	$2.67	$2.45	9%
Pre-tax profit margin	42.7%	45.3%		45.2%	45.0%
Return on average common
stockholders’ equity (annualized)	17%	20%		19%	19%
EPS Impact of Certain Items
$25 million in expenses relating to	$(.01)	—		$(.01)	—
pending acquisitions (1)
$62 million charge relating to position	$—	—		$(.04)	—
eliminations (2)

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) The pre-tax acquisition-related expenses associated with the pending USAA and TD Ameritrade transactions include $17 million in the fourth quarter and $25 million for the year. These expenses reduced fourth quarter and full-year earnings per share by $.01, and are primarily included in professional services expense.
(2) The pre-tax severance charges related to position eliminations in the third quarter of 2019, which reduced quarterly earnings per share by $.04, are included in compensation and benefits expense.

CEO Walt Bettinger said, “In 2019, we stayed true to our heritage of challenging the status quo to benefit individual investors and the independent advisors who serve them. Throughout the year, investor sentiment reflected a complex market environment that included ongoing global trade negotiations, the Brexit debate, and an uncertain economic outlook at home. The Federal Reserve reversed course on monetary policy, cutting the Fed Funds target three times in 2019, and the yield on 10-year Treasury notes hit a low of 1.47% before rebounding to average 2.14% for the year – leaving the rate environment significantly lower than our initial expectations. At the same time, stocks continued their steady march upward, with the S&P 500 rising 29% in the year to record levels. Both of our primary businesses contributed to core net new assets of $211.7 billion, which included record fourth quarter core net new assets of $66.2 billion and represented a

7% full-year organic growth rate, as well as our second consecutive year over $200 billion. Altogether, our robust asset gathering plus strong market returns drove total client assets to surpass the $4 trillion mark to a record $4.04 trillion at December 31st, closing the year up 24%.”

“During 2019 our commitment to seeing “through clients’ eyes” prompted us to take a number of bold steps that further enhance our offer to clients and help position Schwab to build value for our stakeholders – clients, employees, and stockholders – over the long-term,” Mr. Bettinger continued. “We shared the benefits of the scale we have worked so hard to achieve and removed the final barrier to investing by eliminating commissions for stocks, ETFs, and options listed on U.S. or Canadian exchanges, across all mobile and web trading channels. We also announced two significant acquisitions. In July, we agreed to acquire certain assets of USAA’s Investment Management Company while also entering into a long-term referral arrangement. We are honored to have the opportunity to serve the financial needs of USAA members and remain on track for closing in mid-2020. In late November, we entered into a definitive agreement to acquire TD Ameritrade. As we work towards a second half 2020 close and subsequent integration, our challenger mindset will guide us to ensure we leverage each organization’s strengths, including a common client-centric focus and a unique passion for breaking down barriers for investors and advisors alike.”

Mr. Bettinger concluded, “Last year we also focused on deepening our capabilities around innovative solutions and offering clients greater choice and value in meeting their investment needs. In the first quarter, we replaced Schwab Intelligent Advisory® with Schwab Intelligent Portfolios PremiumTM, the industry’s first subscription-based, automated investing solution with unlimited access to a planning professional. In December, we took action to meet the unfilled needs of millions of Americans by introducing Schwab Intelligent IncomeTM, a low-cost solution designed to offer a simple, modern way to generate income from existing investment portfolios. Additionally, in December, we lowered operating expense ratios on five fixed income ETFs, making each among the lowest OERs in their respective Morningstar categories. Last year also marked the 10th anniversary of our first proprietary ETF. Since that launch, we’ve added 24 more ETFs and $164 billion in assets. For our independent advisor clients, we are investing in a variety of technologies to best serve firms of all sizes and complexity. Since its April release, Schwab Advisor Portfolio Connect® – our modern portfolio management solution, available free of charge – has been delivering core capabilities and features to over 700 firms with an average AUM of $40 million. As part of our ongoing digital transformation work, we recently made enhancements to our status request experience including dynamic search functionality, more robust review capabilities, and increased flexibility to update pending requests. With these enhancements, status-related call volume has declined approximately 15% in our advisor business. Chuck Schwab, the Board, and I are all proud of the Schwab team’s many accomplishments in 2019 and we remain dedicated to helping investors reach their financial goals as we create an even stronger, more capable firm in the years ahead.”

CFO Peter Crawford commented, “We achieved impressive financial results in 2019 given the somewhat more challenging than expected macroeconomic backdrop and our own pricing decisions. We delivered a record $10.7 billion in total revenue, up 6% year-over-year, which was just shy of the range we outlined at the beginning of the year. Net interest revenue increased 12% from the prior year to $6.5 billion, driven by higher average investment yields – even after the Fed’s rate cuts – and an increase in client cash balances held at our bank and brokerage subsidiaries. While trading revenue declined 19% to $617 million due to our pricing actions, asset management and administration fees of $3.2 billion remained essentially flat year-over-year. Rising balances in third-party mutual funds, along with growing enrollment in our advisory solutions, helped to largely offset declines in Mutual Fund OneSource® and lower money market fund revenue due to sweep transfers to our balance sheet. In response to the environment, we carefully managed our overall 2019 spending to $5.9 billion for the year, including $62 million in severance charges associated with a 3% reduction in our workforce and $25 million in costs relating to our two aforementioned acquisitions. Together, these items contributed roughly a third of our 5% overall expense growth, and we finished the year significantly below our initial 6%-7% outlook. Reflecting our commitment to balancing long-term profitability with reinvesting for growth, we achieved a record 45.2% pre-tax profit margin and a 19% return on equity for the year – our second consecutive year of at least 45% and 19%, respectively.”

Mr. Crawford added, “Disciplined balance sheet management remains core to our strategy as we continue to support business growth and meaningful capital returns across a range of conditions. We entered 2019 with a $4 billion share repurchase authorization, and through year end we had repurchased more than 55 million shares for $2.2 billion –

including 6.4 million shares for approximately $230 million during the fourth quarter. By month-end December, our balance sheet assets reached $294 billion, up 5% from month-end September, and down 1% from a year ago; our preliminary consolidated Tier 1 Leverage Ratio was 7.3%. As we look forward to continuing to build Schwab both organically and through our pending transactions, our intent to return excess capital above our long-term operating objective of 6.75%-7.00% remains in place. Overall, our 2019 results emphasize the enduring nature of Schwab’s financial model, which allows us to consistently invest in our capabilities and our clients while building value for stockholders through the business cycle.”

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on our decision to reduce online trade commissions for U.S. and Canadian-listed equities, ETFs, and options to $0, was posted on October 1, 2019.

Forward-Looking Statements
This press release contains forward-looking statements relating to building value for stakeholders; the company’s (i) acquisition of certain assets of USAA’s Investment Management Company (IMCO) and entering into a referral agreement with USAA and (ii) acquisition and subsequent integration of TD Ameritrade, including the timing of closing those acquisitions; balancing long-term profitability with reinvesting for growth; balance sheet management; business growth; capital returns to stockholders; and Tier 1 Leverage Ratio operating objective. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations, and trading activity; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure, in a timely and successful manner; client use of the company’s advisory solutions and other products and services; client sensitivity to rates; level of client assets, including cash balances; capital and liquidity needs and management; the company’s ability to manage expenses; failure of the parties to satisfy the closing conditions in the USAA IMCO purchase agreement and the TD Ameritrade merger agreement in a timely manner or at all, including regulatory approvals, stockholder approvals (for TD Ameritrade) and the implementation of conversion plans (for USAA IMCO); and other factors set forth in the company’s most recent report on Form 10-K.
About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 360 offices and 12.3 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.4 million banking accounts, and $4.04 trillion in client assets as of December 31, 2019. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net Revenues
Interest revenue	$1,763	$1,914	$7,580	$6,680
Interest expense	(168)	(288)	(1,064)	(857)
Net interest revenue	1,595	1,626	6,516	5,823
Asset management and administration fees	845	755	3,211	3,229
Trading revenue	86	206	617	763
Other	80	82	377	317
Total net revenues	2,606	2,669	10,721	10,132
Expenses Excluding Interest
Compensation and benefits	806	805	3,320	3,057
Professional services	186	178	702	654
Occupancy and equipment	151	128	559	496
Advertising and market development	90	93	307	313
Communications	66	63	253	242
Depreciation and amortization	94	80	349	306
Regulatory fees and assessments	30	31	122	189
Other	71	81	261	313
Total expenses excluding interest	1,494	1,459	5,873	5,570
Income before taxes on income	1,112	1,210	4,848	4,562
Taxes on income	260	275	1,144	1,055
Net Income	852	935	3,704	3,507
Preferred stock dividends and other	51	50	178	178
Net Income Available to Common Stockholders	$801	$885	$3,526	$3,329
Weighted-Average Common Shares Outstanding:
Basic	1,284	1,343	1,311	1,348
Diluted	1,293	1,354	1,320	1,361
Earnings Per Common Shares Outstanding:
Basic	$.62	$.66	$2.69	$2.47
Diluted	$.62	$.65	$2.67	$2.45

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q4-19 % change		2019				2018
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-18	Q3-19	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(2)%	(2)%	$1,595	$1,631	$1,609	$1,681	$1,626
Asset management and administration fees	12%	2%	845	825	786	755	755
Trading revenue	(58)%	(50)%	86	172	174	185	206
Other	(2)%	(4)%	80	83	112	102	82
Total net revenues	(2)%	(4)%	2,606	2,711	2,681	2,723	2,669
Expenses Excluding Interest
Compensation and benefits	—	(6)%	806	857	807	850	805
Professional services	4%	11%	186	168	178	170	178
Occupancy and equipment	18%	5%	151	144	133	131	128
Advertising and market development	(3)%	27%	90	71	77	69	93
Communications	5%	5%	66	63	62	62	63
Depreciation and amortization	18%	7%	94	88	84	83	80
Regulatory fees and assessments	(3)%	—	30	30	30	32	31
Other	(12)%	31%	71	54	74	62	81
Total expenses excluding interest	2%	1%	1,494	1,475	1,445	1,459	1,459
Income before taxes on income	(8)%	(10)%	1,112	1,236	1,236	1,264	1,210
Taxes on income	(5)%	(9)%	260	285	299	300	275
Net Income	(9)%	(10)%	$852	$951	$937	$964	$935
Preferred stock dividends and other	2%	34%	51	38	50	39	50
Net Income Available to Common Stockholders	(9)%	(12)%	$801	$913	$887	$925	$885
Earnings per common share:
Basic	(6)%	(11)%	$.62	$.70	$.67	$.69	$.66
Diluted	(5)%	(11)%	$.62	$.70	$.66	$.69	$.65
Dividends declared per common share	31%	—	$.17	$.17	$.17	$.17	$.13
Weighted-average common shares outstanding:
Basic	(4)%	(1)%	1,284	1,300	1,328	1,333	1,343
Diluted	(5)%	(1)%	1,293	1,308	1,337	1,344	1,354
Performance Measures
Pre-tax profit margin			42.7%	45.6%	46.1%	46.4%	45.3%
Return on average common stockholders’ equity (annualized) (1)			17%	20%	19%	20%	20%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	5%	44%	$29.3	$20.3	$24.2	$32.6	$27.9
Cash and investments segregated	51%	27%	20.5	16.2	14.1	13.9	13.6
Receivables from brokerage clients — net	—	3%	21.8	21.1	21.4	20.5	21.7
Available for sale securities	(8)%	9%	61.4	56.5	54.6	60.0	66.6
Held to maturity securities	(6)%	(4)%	134.7	140.2	138.3	132.4	144.0
Bank loans — net	10%	8%	18.2	16.9	16.6	16.5	16.6
Total assets	(1)%	5%	294.0	279.0	276.3	282.8	296.5
Bank deposits	(5)%	5%	220.1	209.3	208.4	219.5	231.4
Payables to brokerage clients	20%	10%	39.2	35.6	31.0	29.7	32.7
Long-term debt	7%	—	7.4	7.4	7.4	6.8	6.9
Stockholders’ equity	5%	1%	21.7	21.4	21.3	21.6	20.7
Other
Full-time equivalent employees (at quarter end, in thousands)	1%	(1)%	19.7	19.8	20.5	20.0	19.5
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	31%	10%	$209	$190	$173	$181	$159
Expenses excluding interest as a percentage of average client assets (annualized)			0.15%	0.16%	0.16%	0.17%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	(68)%	(62)%	151	395	392	418	466
Asset-based trades (3)	(27)%	12%	138	123	138	149	188
Other trades (4)	133%	148%	496	200	186	210	213
Total	(9)%	9%	785	718	716	777	867
Average Revenue Per Revenue Trade (2)	28%	32%	$9.13	$6.94	$6.94	$7.19	$7.13

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART. Effective October 7, 2019, CS&Co eliminated online trading commissions for U.S. and Canadian-listed stocks and ETFs, as well as the base charge on options.
(3) Includes eligible trades executed by clients who participate in one or more of the company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2019			2018			2019			2018
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$20,563	$86	1.64%	$22,590	$131	2.27%	$23,512	$518	2.17%	$17,783	$348	1.93%
Cash and investments segregated	18,434	81	1.71%	9,854	57	2.28%	15,694	345	2.17%	11,461	206	1.78%
Broker-related receivables	828	3	1.60%	241	2	3.99%	376	7	1.87%	303	6	2.09%
Receivables from brokerage clients	19,241	185	3.77%	20,584	230	4.38%	19,270	821	4.20%	19,870	830	4.12%
Available for sale securities (1)	56,528	357	2.51%	59,720	382	2.52%	58,181	1,560	2.67%	54,542	1,241	2.26%
Held to maturity securities	136,717	870	2.53%	138,629	928	2.66%	134,708	3,591	2.65%	131,794	3,348	2.53%
Bank loans	17,457	141	3.22%	16,649	149	3.55%	16,832	584	3.47%	16,554	559	3.37%
Total interest-earning assets	269,768	1,723	2.53%	268,267	1,879	2.77%	268,573	7,426	2.75%	252,307	6,538	2.57%
Other interest revenue		40			35			154			142
Total interest-earning assets	$269,768	$1,763	2.59%	$268,267	$1,914	2.82%	$268,573	$7,580	2.80%	$252,307	$6,680	2.63%
Funding sources
Bank deposits	$211,172	$84	0.16%	$217,325	$206	0.38%	$212,605	$700	0.33%	$199,139	$545	0.27%
Payables to brokerage clients	27,051	11	0.16%	19,953	19	0.38%	24,353	79	0.33%	21,178	56	0.27%
Short-term borrowings (2)	11	—	1.72%	5	—	1.69%	17	—	2.36%	3,359	54	1.59%
Long-term debt	7,428	66	3.54%	6,524	59	3.59%	7,199	258	3.58%	5,423	190	3.50%
Total interest-bearing liabilities	245,662	161	0.26%	243,807	284	0.46%	244,174	1,037	0.42%	229,099	845	0.37%
Non-interest-bearing funding sources	24,106			24,460			24,399			23,208
Other interest expense		7			4			27			12
Total funding sources	$269,768	$168	0.25%	$268,267	$288	0.43%	$268,573	$1,064	0.39%	$252,307	$857	0.34%
Net interest revenue		$1,595	2.34%		$1,626	2.39%		$6,516	2.41%		$5,823	2.29%
(1) Amounts have been calculated based on amortized cost.
(2) Interest revenue or expense was less than $500,000 in the period or periods presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2019			2018			2019			2018
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$196,074	$147	0.30%	$137,541	$117	0.34%	$173,558	$525	0.30%	$141,018	$568	0.40%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs) (1)	288,750	79	0.11%	225,869	73	0.13%	267,213	298	0.11%	222,830	302	0.14%
Mutual Fund OneSource® and other non- transaction fee funds	193,665	154	0.32%	191,620	156	0.32%	191,552	606	0.32%	210,429	680	0.32%
Other third-party mutual funds and ETFs (2)	462,466	80	0.07%	325,497	71	0.09%	478,037	318	0.07%	328,150	287	0.09%
Total mutual funds, ETFs, and CTFs (3)	$1,140,955	460	0.16%	$880,527	417	0.19%	$1,110,360	1,747	0.16%	$902,427	1,837	0.20%
Advice solutions (3)
Fee-based	$262,516	320	0.48%	$226,184	280	0.49%	$246,888	1,198	0.49%	$227,790	1,139	0.50%
Non-fee-based	73,356	—	—	64,085	—	—	70,191	—	—	62,813	—	—
Total advice solutions	$335,872	320	0.38%	$290,269	280	0.38%	$317,079	1,198	0.38%	$290,603	1,139	0.39%
Other balance-based fees (1,4)	443,814	54	0.05%	365,691	49	0.05%	432,613	216	0.05%	383,050	206	0.05%
Other (5)		11			9			50			47
Total asset management and administration fees		$845			$755			$3,211			$3,229
(1) Beginning in the first quarter of 2019, a change was made to move CTFs from other balance-based fees. Prior periods have been recast to reflect this change.
(2) Beginning in the fourth quarter of 2019, Schwab ETF OneSourceTM was discontinued as a result of the elimination of online trading commissions for U.S. and Canadian-listed ETFs.
(3) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Portfolios PremiumTM; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(4) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(5) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q4-19 % Change		2019				2018
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-18	Q3-19	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	(2)%	6%	$256.7	$242.9	$237.3	$247.0	$261.2
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	31%	7%	200.8	187.0	168.1	159.7	153.5
Equity and bond funds and CTFs (2,3)	30%	9%	122.5	112.4	110.9	106.2	94.3
Total proprietary mutual funds and CTFs	30%	8%	323.3	299.4	279.0	265.9	247.8
Mutual Fund Marketplace® (4)
Mutual Fund OneSource® and other non-transaction fee funds	12%	4%	202.1	194.7	197.8	195.1	180.5
Mutual fund clearing services	32%	10%	217.4	197.2	192.9	182.7	164.4
Other third-party mutual funds	27%	6%	824.5	776.8	767.3	737.2	650.4
Total Mutual Fund Marketplace	25%	6%	1,244.0	1,168.7	1,158.0	1,115.0	995.3
Total mutual fund assets	26%	7%	1,567.3	1,468.1	1,437.0	1,380.9	1,243.1
Exchange-traded funds (ETFs)
Proprietary ETFs (3)	42%	9%	163.8	150.8	143.6	134.7	115.2
Schwab ETF OneSource™ (4,5)	N/M	N/M	—	94.1	88.1	82.5	30.6
Other third-party ETFs (5)	47%	42%	457.0	321.6	315.7	303.7	309.9
Total ETF assets	36%	10%	620.8	566.5	547.4	520.9	455.7
Equity and other securities (2)	28%	9%	1,286.4	1,178.0	1,168.3	1,131.3	1,005.4
Fixed income securities	7%	(2)%	327.1	332.3	332.1	324.1	306.1
Margin loans outstanding	1%	1%	(19.5)	(19.4)	(19.7)	(18.8)	(19.3)
Total client assets	24%	7%	$4,038.8	$3,768.4	$3,702.4	$3,585.4	$3,252.2
Client assets by business
Investor Services	25%	8%	$2,131.0	$1,978.7	$1,946.5	$1,886.7	$1,701.7
Advisor Services	23%	7%	1,907.8	1,789.7	1,755.9	1,698.7	1,550.5
Total client assets	24%	7%	$4,038.8	$3,768.4	$3,702.4	$3,585.4	$3,252.2
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services	50%	70%	$43.1	$25.4	$17.9	$29.2	$28.7
Advisor Services	29%	10%	34.2	31.2	19.3	22.5	26.6
Total net new assets	40%	37%	$77.3	$56.6	$37.2	$51.7	$55.3
Net market gains (losses)	N/M	N/M	193.1	9.4	79.8	281.5	(366.8)
Net growth (decline)	N/M	N/M	$270.4	$66.0	$117.0	$333.2	$(311.5)
New brokerage accounts (in thousands, for the quarter ended)	14%	19%	433	363	386	386	380
Client accounts (in thousands)
Active brokerage accounts	6%	2%	12,333	12,118	11,967	11,787	11,593
Banking accounts	7%	2%	1,390	1,361	1,336	1,300	1,302
Corporate retirement plan participants	6%	2%	1,748	1,718	1,698	1,684	1,655

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Beginning in the first quarter of 2019, a change was made to move CTFs from equity and other securities. Prior periods have been recast to reflect this change.
(3) Includes balances held on and off the Schwab platform. As of December 31, 2019, off-platform equity and bond funds, CTFs, and ETFs were $14.0 billion, $5.0 billion, and $45.1 billion, respectively.
(4) Excludes all proprietary mutual funds and ETFs.
(5) Beginning in the fourth quarter of 2019, Schwab ETF OneSource™ was discontinued. These assets are now included with other third-party ETFs.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For December 2019

	2018	2019												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	23,327	25,000	25,916	25,929	26,593	24,815	26,600	26,864	26,403	26,917	27,046	28,051	28,538	2%	22%
Nasdaq Composite	6,635	7,282	7,533	7,729	8,095	7,453	8,006	8,175	7,963	7,999	8,292	8,665	8,973	4%	35%
Standard & Poor’s 500	2,507	2,704	2,784	2,834	2,946	2,752	2,942	2,980	2,926	2,977	3,038	3,141	3,231	3%	29%
Client Assets (in billions of dollars)
Beginning Client Assets	3,431.9	3,252.2	3,447.7	3,533.0	3,585.4	3,668.5	3,530.6	3,702.4	3,746.7	3,716.5	3,768.4	3,854.6	3,942.2
Net New Assets (1)	24.8	15.1	18.3	18.3	(0.3)	17.3	20.2	19.3	19.9	17.4	35.2	12.0	30.1	151%	21%
Net Market (Losses) Gains	(204.5)	180.4	67.0	34.1	83.4	(155.2)	151.6	25.0	(50.1)	34.5	51.0	75.6	66.5
Total Client Assets (at month end)	3,252.2	3,447.7	3,533.0	3,585.4	3,668.5	3,530.6	3,702.4	3,746.7	3,716.5	3,768.4	3,854.6	3,942.2	4,038.8	2%	24%
Core Net New Assets (2)	24.8	15.1	18.3	18.3	(0.3)	17.3	20.2	19.3	19.9	17.4	24.1	12.0	30.1	151%	21%
Receiving Ongoing Advisory Services (at month end)
Investor Services	272.4	286.9	294.2	298.4	305.7	298.5	311.6	314.8	314.2	318.5	324.6	330.8	337.1	2%	24%
Advisor Services (3)	1,436.1	1,514.2	1,551.6	1,572.8	1,608.0	1,554.6	1,626.6	1,646.1	1,635.7	1,659.4	1,691.6	1,728.2	1,769.7	2%	23%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	11,593	11,653	11,712	11,787	11,870	11,929	11,967	12,026	12,085	12,118	12,189	12,247	12,333	1%	6%
Banking Accounts (4)	1,302	1,312	1,313	1,300	1,310	1,323	1,336	1,352	1,361	1,361	1,374	1,384	1,390	—	7%
Corporate Retirement Plan Participants	1,655	1,679	1,685	1,684	1,690	1,699	1,698	1,701	1,711	1,718	1,735	1,743	1,748	—	6%
Client Activity
New Brokerage Accounts (in thousands)	132	131	115	140	147	123	116	129	126	108	142	127	164	29%	24%
Inbound Calls (in thousands)	1,839	1,924	1,742	1,882	1,966	1,671	1,595	1,773	1,759	1,570	1,771	1,605	1,884	17%	2%
Web Logins (in thousands)	53,920	64,563	60,121	63,692	65,669	61,522	60,824	65,809	63,928	63,530	72,547	66,394	69,733	5%	29%
Client Cash as a Percentage of Client Assets (5)	12.8%	11.7%	11.5%	11.3%	10.9%	11.3%	10.9%	11.0%	11.3%	11.4%	11.3%	11.3%	11.3%	—	(150) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	717	1,343	1,109	1,045	980	1,114	206	717	328	23	900	1,406	991
Small / Mid Capitalization Stock	(1,414)	1,329	638	302	136	(190)	18	10	(374)	(212)	(458)	73	201
International	(2,163)	2,212	1,086	1,274	863	(100)	225	744	(1,390)	(355)	340	735	993
Specialized	(2,105)	124	609	750	(109)	(440)	341	418	353	583	618	484	455
Hybrid	(2,985)	(321)	(309)	(357)	(228)	(316)	(181)	(366)	(569)	(372)	(202)	(290)	(96)
Taxable Bond	(4,342)	3,956	2,871	1,923	3,029	1,821	2,378	3,806	2,725	2,935	2,813	2,274	4,710
Tax-Free Bond	(409)	1,184	1,111	1,133	760	1,057	682	960	760	593	809	860	1,255
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	(21,372)	6,740	2,312	1,850	1,860	86	7	2,151	(1,281)	(573)	(473)	(761)	1,097
Exchange-Traded Funds (7)	8,671	3,087	4,803	4,220	3,571	2,860	3,662	4,138	3,114	3,768	5,293	6,303	7,412
Money Market Funds	13,548	4,944	(1,577)	1,785	(2,097)	5,067	4,570	6,143	6,068	5,833	7,059	4,768	1,515
Average Interest-Earning Assets (8)
(in millions of dollars)	274,913	277,068	270,718	272,727	270,308	263,718	262,759	263,993	265,005	266,430	266,089	268,254	274,911	2%	—

(1) October 2019 includes an inflow of $11.1 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) In March 2019, banking accounts were reduced by approximately 23,000 as a result of inactive account closures.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the company’s balance sheet.